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                                                                   Exhibit 10.76

          AGREEMENT, dated as of May 12, 1999 (the "Agreement"), by and among BIL Securities (Offshore) Limited ("BIL Offshore"), BIL (Far East Holdings) Limited ("BIL Far East"; BIL Offshore and BIL Far East are collectively referred to as "BIL"), and Graham-Field Health Products, Inc. ("Graham-Field").

                                   RECITALS:

          WHEREAS, BIL Offshore has agreed, in an agreement dated as of the date hereof, between itself and Graham-Field, to cancel a certain note obligation dated as of December 10, 1996, in the original principal amount of $4,000,000 with unpaid accrued interest of $72,000, in exchange for 2,036 shares of Series D Preferred Stock (the "Preferred Stock") of Graham-Field issued on the date hereof.

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration the receipt and adequacy which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Graham-Field shall have the sole and exclusive option for a period of one (1) year following the date hereof to convene a meeting of its stockholders or take such other corporate action, in accordance with applicable laws and regulatory requirements, as may be required to vote or obtain applicable corporate approval to exchange (the "Exchange") each share of Preferred Stock for 1,000 shares of common stock of Graham-Field.

     2. BIL hereby agrees that, if a meeting or other corporate action contemplated is held or taken by Graham-Field, BIL will vote all of its voting securities of Graham-Field in favor of the Exchange in accordance with Section 1.

     3. BIL hereby agrees to effect the Exchange immediately following the receipt by Graham-Field of applicable stockholder or other corporate approval, subject only to compliance with applicable laws and regulatory requirements of the New York Stock Exchange.

     4. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns. Any permitted assignee or transferee of voting securities held by BIL, in accordance with the terms of that certain Amended and Restated Stockholders Agreement dated as of September 23, 1996, as amended, by and between BIL Far East and Graham-Field, shall agree as a condition to such permitted assignment or transfer to be bound by the terms and provisions of this Agreement prior to such assignment or transfer.
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     5. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     6. This Agreement may be executed in counterparts, each of which will be an original, but all of which will continue but one and the same instrument.

        IN WITNESS WHEREOF, the parties have entered into this Agreement the day and year set forth above.

                                   BIL SECURITIES (OFFSHORE) LIMITED

                                   By: /s/ Rupert O.H. Morley
                                      ---------------------------------
                                      Name: Rupert O.H. Morley
                                      Title: Operations Director

                                   BIL SECURITIES (FAR EAST) LIMITED

                                   By: /s/ Rupert O.H. Morley
                                      ---------------------------------
                                      Name: Rupert O.H. Morley
                                      Title: Operations Director


                                   GRAHAM-FIELD HEALTH PRODUCTS, INC.

                                   By: /s/ John G. McGregor
                                      ---------------------------------
                                      Name: John G. McGregor
                                      Title: President, Chief
                                             Executive Officer